                                                                [EXECUTION COPY]

================================================================================

         Sixth Amendment and Limited Waiver, dated as of June 15, 2001 (the "Sixth Amendment"), to Revolving Credit and Term Loan Agreement by and among GENRAD, INC., a Massachusetts corporation (the "Company"), GENRAD EUROPE LIMITED, a private company limited by shares organized under the laws of England and Wales, with registered number 02873907 ("GenRad Europe"), GENRAD LIMITED, a private company limited by shares organized under the laws of England and Wales, with registered number 00790061 ("GenRad Limited"), GENRAD HOLDINGS LIMITED, a private company limited by shares organized under the laws of England and Wales, with registered number 01761564 ("Holdings"), GIGANTISSIMO 2209 AKTIEBOLAG, a corporation organized under the laws of Sweden ("GenRad Sweden" and, collectively with the Company, GenRad Europe, GenRad Limited and Holdings, the "Borrowers" and each individually, a "Borrower"), FLEET NATIONAL BANK (FORMERLY KNOWN AS BANKBOSTON, N.A.) and the other lending institutions listed on SCHEDULE 1 to the Credit Agreement (as hereinafter defined) (the "Banks") and FLEET NATIONAL BANK (LONDON BRANCH) as Overdraft Bank (as defined in the Credit Agreement referred to below), amending certain provisions of the Revolving Credit and Term Loan Agreement dated as of March 24, 2000 (as amended and in effect from time to time, including the Sixth Amendment, the "Credit Agreement") by and among the Borrowers, the Banks, the Overdraft Bank and FLEET NATIONAL BANK in its capacity as agent for the Banks (the "Agent"). Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, pursuant to the Credit Agreement, the Banks have made Loans and other credit extensions to the Borrowers which remain outstanding;

         WHEREAS, certain Events of Default have occurred and are continuing;s

         WHEREAS, notwithstanding the existence of such Events of Default, the Borrowers have requested that the Agent and the Banks, and the Agent and the Banks are willing to waive such Events of Default and to modify certain terms and conditions of the Credit Agreement, in each case as specifically set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. LIMITED WAIVER. Subject always to compliance by the Borrowers with the terms and conditions of this Sixth Amendment and the terms and conditions set forth in the Credit Agreement and the other Loan Documents, from and after the Effective Date (as defined in Section 10 hereof), the Banks hereby waive compliance, as at March 31, 2001 and, if applicable, June 30,

2001 with the financial covenants contained in Sections 12.3 and 12.4 of the Credit Agreement and waive compliance as at March 31, 2001 through and including September 28, 2001 with the financial covenants contained in Sections 12.1 and
12.2 of the Credit Agreement, until the date (the "Waiver Termination Date") which is the earliest to occur of (a) 5:00 p.m. (Boston time) on September 28, 2001 and (b) any Borrower's failure to comply with the terms and conditions of this Sixth Amendment, the Credit Agreement or the other Loan Documents. After the Waiver Termination Date, the Borrowers shall be required to comply with the covenants contained in Sections 12.3 and 12.4 of the Credit Agreement as of March 31, 2001 and shall be required to comply with the covenants contained in Sections 12.1 and 12.2 of the Credit Agreement at all times after 5.00 p.m. (Boston time) on September 28, 2001.

         SECTION 2. LIMITATIONS ON NEW REVOLVING CREDIT LOANS AND LETTERS OF CREDIT.

                    (a) The Borrowers hereby agree that from the Effective Date through the Waiver Termination Date (such period hereinafter referred to as the "Sixth Amendment Waiver Period").

                        (i) the Borrowers will not request any Revolving Credit Loans (including, without limitation, advances under the Overdraft Facility), borrow any Revolving Credit Loans (including, without limitation, advances under the Overdraft Facility) or request the issuance, extension or renewal of any Letters of Credit; and

                        (ii) the Banks and the Agent shall have no obligation to make Revolving Credit Loans (including without limitation advances on the Overdraft Facility) or issue, extend or renew any Letter of Credit.

if, after giving effect to any such loan request or request for the issuance, extension or renewal of any Letters of Credit, the outstanding principal amount of all Revolving Credit Loans (including the Total Overdraft Usage and including after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (x) the Borrowing Base and (y) Maximum Availability.

                    (b) From and after the Waiver Termination Date, any obligations of the Banks and the Agent to make Revolving Credit Loans and to issue, extend or renew Letters of Credit shall be subject to the terms and conditions set forth in the Credit Agreement and the Banks and the Agent shall have all the rights and remedies set forth in the Credit Agreement.

         SECTION 3. AMENDMENT TO SECTION 1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended as follows:

                    (a) the definition of "Applicable Margin" is hereby amended in its entirety to read as follows:

                        APPLICABLE MARGIN. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth

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                                      -3-

         below, as determined for the fiscal period of the Company and its Subsidiaries ending on the fiscal quarter ended immediately prior to the applicable Rate Adjustment Period.

         ----------------------------------------------------------------------
                       Sterling       Euro
         Base          Base           Currency       Letter of
         Rate          Rate           Rate           Credit       Commitment
         Loans         Loans          Loans          Fees         Fees
         ======================================================================
         2.75%         3.75%          3.75%          3.75%        0.75%
         ----------------------------------------------------------------------

         Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, in the event that (i) the Company shall achieve the First Benchmark, PROVIDED that such First Benchmark relates to a Type A Event, the Applicable Margin shall be reduced by 0.25% from the Applicable Margin set forth above, effective on the date that the First Benchmark shall have been achieved and (ii) the Company shall achieve the Second Benchmark, the Applicable Margin shall be reduced by (w) 0.25%, PROVIDED the such Second Benchmark relates to a Type A Event (x) 0.15%, PROVIDED that such Second Benchmark relates to a Type B Event and (y) 0.25%, PROVIDED that such Second Benchmark (but solely with respect to the Company's outsourcing of its manufacturing activities) relates to a Type C Event; PROVIDED HOWEVER, that none of the foregoing items (i) or (ii) shall apply in respect of determining the interest pursuant to Section 6.11.

                    (b) the definition of "Eligible Inventory" is hereby amended by inserting immediately before the words "finished goods inventory" the following words: "raw materials work-in-progress and".

                    (c) the definition of "Interest Payment Date" is hereby amended in its entirety to read as follows:

                        INTEREST PAYMENT DATE. (a) As to any Base Rate Loan, the twenty-ninth(29th) day of the calendar month with respect to interest accrued since the first Drawdown Date of such Base Rate Loan or the immediately preceding Interest Payment Date; and (b) as to any Eurocurrency Rate Loan, the twenty-ninth (29th) day of the calendar month with respect to interest accrued since the first Drawdown Date of such Eurocurrency Rate Loan or the immediately preceding Interest Payment Date and, in addition, the last day of such Interest Period.

                    (d) the definition of "Interest Period" is hereby amended by inserting the following sentence at the end of the definition thereof:

                  Notwithstanding, any of the foregoing, during the Sixth
         Amendment: Waiver Period, no Interest Period with respect to a Eurocurrency Rate Loan shall extend beyond September 28, 2001.

                    (e) Section 1.1 of the Credit Agreement is further amended by inserting the following new definitions in the appropriate alphabetical order:

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                                      -4-

                  FIRST BENCHMARK. (a) the receipt by the Company of a letter of intent or an expression of interest in writing by a third party in connection with (i) any merger of the Company and/or one or more of its Subsidiaries with such third party or (ii) any Asset Sale by the Company and/or any of its Subsidiaries to such third party and (b) the Board of Directors of the Company shall have resolved that such potential merger or Asset Sale is within a reasonable range of values such that the parties to the transaction, including the Company and such third party, may proceed to engage in further due diligence relating to such potential merger or Asset Sale, and written evidence of such resolution shall have been provided to the Agent and the Banks.

                  MAXIMUM AVAILABILITY. On and after the Effective Date to July 12, 2001, the "Maximum Availability" shall be $38,000,000. On and after July 13, 2001 to August 5, 2001, PROVIDED that the Company shall have achieved the First Benchmark relating to a Type A Event on or prior thereto, and no Default or Event of Default shall have occurred and be continuing (including, without limitation, in respect of Section 12.5 of the Credit Agreement), the "Maximum Availability" shall be $40,000,000. On and after August 6, 2001 to the Waiver Termination Date, PROVIDED that the Company shall have achieved the First Benchmark relating to a Type A Event on or prior thereto, and no Default or Event of Default shall have occurred and be continuing (including, without limitation, in respect of Section 12.5 of the Credit Agreement), the "Maximum Availability" shall be $43,000,000.

                  SECOND BENCHMARK. The execution and delivery of a definitive agreement (such as a merger agreement or a purchase and sale agreement) in connection with (i) any merger of the Company and/or one or more of its Subsidiaries with any other entity or (ii) any Asset Sale (including outsourcing of the Company's manufacturing activities), in each case, on terms and conditions reasonably satisfactory to the Agent and the Majority Banks.

                  SIXTH AMENDMENT. The Sixth Amendment and Limited Waiver, dated as of June 15, 2001, by and among the Borrowers, the Agent and the Banks.

                  SIXTH AMENDMENT WAIVER PERIOD. The period from the "Effective Date" as defined in the Sixth Amendment through the date which is the earliest to occur of (a) 5:00 p.m. (Boston time) on September 28, 2001 and (b) any Borrower's failure to comply with the terms and conditions of this Sixth Amendment, the Credit Agreement or the other Loan Documents.

                  TYPE A EVENT. Any transaction (including, without limitation, a merger or Asset Sale) which the Board of Directors of the Company, in its reasonable determination, concludes will result in the payment in full in cash of all Obligations owed to the Banks and the Agent.

                  TYPE B EVENT. Any transaction (including, without limitation, a divestiture of one or more divisions) which the Board of Directors of the Company, in its reasonable determination, concludes will result in the payment of (i) more than $25,000,000 of

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                                      -5-

         Obligations owed to the Banks and the Agent BUT (ii) less than an amount sufficient to pay in full in cash all Obligations owed to the Banks and the Agent.

                  TYPE C EVENT. Any event that shall result in (i) cost savings to the Company and/or any of its Subsidiaries in an aggregate amount projected on an annualized basis to be not less than $8,000,000 (such projections having been confirmed by the Bank's financial advisor) and
         (ii) the Board of Directors of the Company, in its reasonable determination, concludes will result on an annualized basis in a permanent reduction of the Total Commitment to $38,000,000 or less.

         SECTION 4. AMENDMENT TO SECTION 2 OF THE CREDIT AGREEMENT. Section 2 of the Credit Agreement is hereby amended as follows:

         (a) The definition of "UK Borrower Sublimit" in Section 2.1 of the Credit Agreement is amended by deleting the amount "$25,000,000" which appears therein and substituting in place thereof the amount "$10,000,000".

         SECTION 5. AMENDMENT TO SECTION 4 OF THE CREDIT AGREEMENT. Section 4.4 of the Credit Agreement is amended by (i) deleting the word "or" which appears at the end of clause (b) thereof and substituting in place thereof a comma and
(ii) inserting a new clause (d) at the end of clause (c) thereof to read as follows:

         (d) cash proceeds in excess of $100,000 in the aggregate received in respect of federal and/or state income tax refunds of the Company or any of its Subsidiaries.

         SECTION 6. AMENDMENT TO SECTION 5 OF THE CREDIT AGREEMENT. Section
5.1.1 of the Credit Agreement is amended by (i) deleting the words "standby or documentary letters of credit" which appears therein and substituting in place thereof the words "trade or documentary letters of credit" and (ii) deleting the amount "$15,000,000" which appears therein and substituting in place thereof the amount "$7,500,000".

         SECTION 7. AMENDMENT TO SECTION 10 OF THE CREDIT AGREEMENT. Clause
(e) of Section 10.4 of the Credit Agreement is amended by deleting item (i) thereof in its entirety and substituting in place thereof a new item (i) to read as follows:

         (i) on or prior to the Wednesday of each week, a Borrowing Base Report setting forth the Borrowing Base as at the end of such week and certifying as to the last day of the proceeding week with respect to Eligible Accounts Receivable; PROVIDED, HOWEVER, that it shall be acceptable for the Borrowing Base Report to certify as to the last day of the preceding month with respect to Eligible Inventory. For informational purposes, the Borrowing Base shall be on a consolidated and consolidating basis (the term "consolidating" means that the relevant information shall be separately identified for (i) the Company and the Domestic Subsidiaries on the one hand and (ii) the European Borrowers and the Foreign Subsidiaries on the other hand);

         SECTION 8. AMENDMENT TO SECTION 12 OF THE CREDIT AGREEMENT. Section 12 of the Credit Agreement is hereby amended by inserting a new Section 12.5 to read as follows:

                    12.5 REVENUE TEST. The Company will not, for the quarter ending June 30, 2001, permit the actual revenues on the consolidated statement of income of the Company and its Subsidiaries for said quarter delivered pursuant to Section 10.4(b) to be less than $53,620.000.

         SECTION 9. FEES AND EXPENSES. Each of the Borrowers and the Guarantors hereby agree to pay or reimburse the Agent upon demand, the following fees and expenses:

         (a) For the account of each Bank in accordance with their respective Commitment Percentages, an amendment fee (the "Amendment Fee") payable (and subject to being waived) as follows: (i) $483,000 on the Effective Date and (ii) $483,000 on September 20, 2001; PROVIDED, HOWEVER, that in the event that the Company or any of its Subsidiaries shall have paid in full in cash all Obligations owned to the Banks and the Agent on or before September 20,2001, the amount of the Amendment Fee in item (ii) shall be waived. The entire Amendment Fee shall be deemed earned on the Effective Date. The Amendment Fee is irrevocable and non-refundable in all circumstances, except with respect to item
(ii) above.

         (b) For the account of each Bank in accordance with their respective Commitment Percentages, a one-time irrevocable and non-refundable drawdown fee in an amount equal to $30,000, payable on the first day that the aggregate Revolving Credit Loans shall exceed $38,000,000.

         (c) All reasonable fees and expenses of the Bank's Financial Advisor, as defined in and according to Section 12(a) hereof.

         (d) All reasonable fees and expenses of the appraisers referred to in
Section 12(b) hereof.

         (e) All its reasonable out-of-pocket costs and expenses incurred in connection with (i) the preparation of this Sixth Amendment and (ii) any action taken by the Agent or its counsel in order to obtain and perfect any security interest or guarantee pursuant to Section 12(b) hereof, in each case, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

         (f) Each of the Borrowers and the Guarantors hereby agree that, in furtherance of the provisions of Sections 9(a), (b), (c), (d) and (e) hereof and
Section 18 of the Credit Agreement, the Agent shall be entitled, upon one Business Day's notice to the Borrowers, to debit the Fleet Concentration Account to collect costs and expenses to which the Agent is entitled pursuant to Sections 9(a), (b), (c), (d) and (e) hereof and Section 18 of the Credit Agreement.

         SECTION 10. CONDITIONS TO EFFECTIVENESS. This Sixth Amendment shall become effective on the date (the "Effective Date") that the following conditions are satisfied:

         (a) receipt by the Agent of a counterpart of the Sixth Amendment, executed and delivered by the Borrowers, each Guarantor and the Majority Banks;

         (b) receipt by the Agent of an executed Perfection Certificate in the form of Exhibit A hereto, with clauses (a), (b), (c) and (d) of Section 3 thereof completed with respect to the Company and its Subsidiaries;

         (d) receipt by the Agent of payment by the Borrowers of the first installment of the Amendment Fee in an amount equal to $483,000; and

         (e) receipt by the Agent of payment in full in cash of its invoiced and unpaid fees and out-of-pocket expenses, including, without limitations, the reasonable fees and disbursements of counsel to the Agent.

         SECTION 11. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 9 of the Credit Agreement, PROVIDED, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, each of the Borrowers hereby represents and warrants that the execution and delivery by each Borrower of this Sixth Amendment and the performance by each Borrower of all of their agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of each Borrower and have been duly authorized by all necessary corporate or other similar action on the part of each Borrower.

         SECTION 12. COVENANTS. Each of the Borrowers hereby covenants and agrees as follows:

         (a) The Company shall (i) continue the retention of Argus Management Corporation, or upon consultation with the Agent, another financial advisor (the "Company Financial Advisor") reasonably acceptable to the Agent, (ii) continue the retention of William Blair & Co., or upon consultation with the Agent, another investment banker (the "Investment Banker") reasonably acceptable to the Agent and (iii) continue to pay the Agent all reasonable fees and disbursements of Deloitte and Touche, or another financial advisor selected by the Agent (the "Bank Financial Advisor"). Upon request, the Agent, the Banks and their advisors (including the Bank Financial Advisor) shall be provided reasonable access to the Company Financial Advisor and the Investment Banker and shall receive copies of all material written information provided to or from any of them (other than information provided to the Board of Directors of the Company).

         (b) Each Borrower hereby agrees to cooperate fully with appraisers to be selected by the Agent with respect to obtaining for the benefit of the Agent and the Banks appraisals of certain items of Collateral, including, without limitation, fixed assets (including machinery and equipment).

         (c) The Company shall deliver to the Agent and the Banks on or before July 12, 2001 an officer's certificate of the Company dated as of the date of such delivery as to the compliance by the Company with the financial covenant for the quarter ending June 30, 2001 set forth in Section 12.5 of the Credit Agreement.

         (d) The Company shall deliver to the Agent and the Banks on or before July 13, 2001 a plan describing in detail the results of the initiatives described as "Strategic Initiatives" and "Cash Saving Initiatives" in the Company's presentation to the Banks dated June 1, 2001.

         (e) The Company shall deliver to the Agent and the Banks on or before August 15, 2001, a high-level pro forma business plan (the "Business Plan") reviewing the effect of the "Strategic Initiatives" and "Additional Cash Savings Initiatives" that the Company has implemented or is likely to implement, including the (i) timing of the implementation and (ii) the anticipated effect of the initiatives on a quarterly basis over the following four quarters on the Company's financial position and results of operations. The Business Plan shall be in form and substance reasonably satisfactory to the Agent.

         (f) The Company shall deliver to the Agent and the Banks (i) on or before Wednesday of each week a sixteen week rolling cash flow forecast prepared by the Company Financial Advisor, which shall detail all sources and uses of cash on a weekly basis and shall report any variances from the prior week and
(ii) on or before June 18, 2001, July 23, 2001, August 17, 2001 and September 17, 2001, (x) a summary financial report for the immediately preceding fiscal month on a consolidated and consolidating basis and (y) a current reporting package, in cash case, in form and substance satisfactory to the Agent.

         (g) On or before the last Friday of each other week, the Company shall deliver to the Agent and the Banks bi-weekly written progress reports prepared by the Company or the Investment Banker (the "Progress Reports"), and shall, upon request by the Agent, cause the Investment Banker to be available in person or by telephone, to discuss the Progress Reports with the Agent and the Banks. The Progress Reports shall provide updates regarding the Company's marketing efforts in connection with certain of its divisions, including with respect to the valuation of such divisions, and shall be in form and substance satisfactory to the Agent.

         (h) On or prior to June 21, 2001, the Company shall deliver to the Agent an executed and fully-completed Perfection Certificate in the form of Exhibit A hereto. In the event that the Agent shall determine to obtain and perfect security interests and guarantees with respect to the Company or any of the Company's Subsidiaries, the Company shall (i) assist the Agent in such efforts, (ii) on or prior to June 27, 2001, execute and deliver all documents requested and presented by the Agent at a reasonable time prior thereto in respect of such Collateral, including amendments to the existing Security Agreements among the Company and the Domestic Subsidiaries which are guarantors and the Agent, reflecting all necessary changes to comply with Revised Article 9 of the Uniform Commercial Code as shall be in effect in the State of Massachusetts, if and when adopted (PROVIDED, HOWEVER, that with respect to such documents as to which consents of third party are required, such date shall be extended to a date reasonably determined by the Agent, and the Company hereby agrees to use reasonable efforts to assist the Agent in obtaining such third party consents), and (iii) reimburse the Agent for all costs and out-of-pocket expenses incurred in connection therewith.

         (i) For purpose of the Credit Agreement, the agreements of the Borrowers contained in this Section 11 shall be deemed to be, and shall be the agreements under the Credit Agreement.

         SECTION 13. NO CLAIMS. Each Borrower hereby acknowledges and agrees that (a) none of the Company nor any Subsidiary has any claim or cause of action against the Agent or any of the Banks (or any of their directors, officers, employees, agents or Affiliates) arising on or prior to the date hereof from any transactions under this Sixth Amendment, under the Credit Agreement or any of the other Loan Documents, (b) none of the Company nor any Subsidiary has offset rights, counterclaims or defenses of any kind against any of their Obligations indebtedness or liabilities to the Agent or any of the Banks and (c) the Agent and each of the Banks has heretofore properly performed and satisfied in a timely manner all of its obligations to the Company and any Subsidiary. The Agent and the Banks desire (and each Borrower agrees) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Agent and the Banks. Therefore, each Borrower unconditionally releases, waives and forever discharges
(i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent or of any of the Banks to any Borrower, except the obligations to be performed by the Agent and the Banks for the Company and its Subsidiaries hereafter, as expressly stated in this Sixth Amendment, the Credit Agreement and the other Loan Documents and (ii) all claims offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which the Company and its Subsidiaries might otherwise have against the Agent or any of the Banks or any of their directors, officers, employees, agents or Affiliates with respect to the obligations performed or to be performed by the Agent or any of the Banks for the Company and its Subsidiaries, as set forth in the Credit Agreement and the other Loan Documents, in either case, (i) or
(ii) above, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof.

         SECTION 14. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Sixth Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         SECTION 15. NO WAIVER. Except as expressly set forth in Section 1 hereof, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrowers or any rights of the Agent, the Overdraft Bank or the Bank consequent thereon.

         SECTION 16. COUNTERPARTS. This Sixth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         SECTION 17. GOVERNING LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as a document under seal as of the date first above written.


                                       GENRAD, INC.

                                       By: /s/ Walter A. Shephard
                                           --------------------------------
                                           Name:  Walter A. Shephard
                                           Title: CFO

                                       GENRAD HOLDINGS LIMITED


                                       By: /s/ Walter A. Shephard
                                           --------------------------------
                                           Name:  Walter A. Shephard
                                           Title: Director

                                       GENRAD EUROPE LIMITED

                                       By: /s/ Walter A. Shephard
                                           --------------------------------
                                           Name:  Walter A. Shephard
                                           Title: Director


                                       GENRAD LIMITED

                                       By: /s/ Walter A. Shephard
                                           --------------------------------
                                           Name:  Walter A. Shephard
                                           Title: Director


                                       GIGANTISSIMO 2209 AKTIEBOLAG

                                       By: /s/ Walter A. Shephard
                                           --------------------------------
                                           Name:  Walter A. Shephard
                                           Title: Director

         IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as a document under seal as of the date first above written.

                                       FLEET NATIONAL BANK as Agent and a Bank

                                       By: /s/
                                           --------------------------------
                                           Name:
                                           Title:

                                       FLEET NATIONAL BANK (LONDON BRANCH) as
                                       Overdraft Bank

                                       By: /s/
                                           --------------------------------
                                           Name:
                                           Title:

                                       KEYBANK NATIONAL ASSOCIATION

                                       By: /s/
                                           --------------------------------
                                           Name:
                                           Title:


                                       THE CHASE MANHATTAN BANK

                                       By: /s/
                                           --------------------------------
                                           Name:
                                           Title:

                                       NATIONAL CITY BANK OF KENTUCKY

                                       By: /s/
                                           --------------------------------
                                           Name:
                                           Title:

                                       THE BANK OF NOVA SCOTIA

                                       By: /s/
                                           --------------------------------
                                           Name:
                                           Title:

                                       SUMMIT BANK

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       CITIZENS BANK OF MASSACHUSETTS

                                       By: /s/
                                           --------------------------------
                                           Name:
                                           Title:

                                       FIRST MASSACHUSETTS BANK, N.A.

                                       By: /s/
                                           --------------------------------
                                           Name:
                                           Title:


                                       BANK ONE, NA (Main Office Chicago)

                                       By: /s/
                                           --------------------------------
                                           Name:
                                           Title:

                                       LLOYDS TSB BANK PLC

                                       By: /s/
                                           --------------------------------
                                           Name:
                                           Title:

                                       ABN AMRO BANK N.V.


                                       By: /s/
                                           --------------------------------
                                           Name:
                                           Title:


                                       By: /s/
                                          ------------------------------------
                                          Name:
                                          Title:

                            RATIFICATION OF GUARANTY

         Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing Sixth Amendment dated as of June 15, 2001, and agrees that the applicable Guarantee from such Guarantor dated as of March 24, 2000 in favor of the Agent for the benefit of the Agent and the Banks and all other Loan Documents to which each of the Guarantors are a party remain in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder.

                                       GENRAD MEXICO, INC

                                       By: /s/ Walter A. Shephard
                                           --------------------------------
                                           Name:  Walter A. Shephard
                                           Title: Director

                                       GENRAD HOLDINGS LIMITED

                                       By: /s/ Walter A. Shephard
                                           --------------------------------
                                           Name:  Walter A. Shephard
                                           Title: Director

                                       GENRAD LIMITED

                                       By: /s/ Walter A. Shephard
                                           --------------------------------
                                           Name:  Walter A. Shephard
                                           Title: Director

                                       GENRAD EUROPE LIMITED

                                       By: /s/ Walter A. Shephard
                                           --------------------------------
                                           Name:  Walter A. Shephard
                                           Title: Director

                                       TAVSTOCK LIMITED

                                       By: /s/ Walter A. Shephard
                                           --------------------------------
                                           Name:  Walter A. Shephard
                                           Title: Director

                                                                       EXHIBIT A

                             PERFECTION CERTIFICATE

              GenRad, Inc., a Massachusetts corporation, ( the "COMPANY"), hereby certifies to Fleet National Bank, as Agent, and each Bank (as defined below), in connection with the Sixth Amendment and Limited Waiver dated as of June 15, 2001 (the "SIXTH AMENDMENT"), by and among the Company, GenRad Europe Limited, a private company limited by shares organized under the laws of England and Wales ("GENRAD EUROPE"), GenRad Limited, a private company limited by shares organized under the laws of England and Wales ("GENRAD LIMITED"), GenRad Holdings Limited, a private company limited by shares organized under the laws of England and Wales ("HOLDINGS"), Gigantissimo 2209 Aktiebolag, a corporation organized under the laws of Sweden ("GENRAD SWEDEN" and, collectively with GenRad, GenRad Europe, GenRad Limited and Holdings, the "BORROWERS" and each individually, a "BORROWER"), Fleet National Bank (formerly known as BankBoston, N.A.) and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the "BANKS") and Fleet National Bank (London Branch) as Overdraft Bank, and Fleet National Bank in its capacity as agent for the Banks (the "AGENT"), that all of the information contained in this Perfection Certificate is true and correct.

              For purpose of this Perfection Certificate, the term "LOAN PARTIES" shall refer to the Company and all Subsidiaries of the Company which is a Guarantor on the date hereof (including, without limitation, any Foreign Subsidiary). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned in the Revolving Credit and Term Loan Agreement dated as of March 24, 2000 (as amended and in effect from time to time, the "CREDIT AGREEMENT").

                          SECTION 1. CAPITAL STRUCTURE

         (a) SUBSIDIARIES. The following identifies the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties, including, with respect to each such entity, the (i) jurisdiction of organization, (ii) number of shares authorized, (iii) number of shares outstanding, (iv) ownership interests and (v) number of shares covered by outstanding options, warrants, rights of conversion or purchase and similar rights:

             See Schedule 1(a)

         (b) NAMES. The following identifies the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties, including, with respect to each such entity, the (i) exact corporate names, as such names appear in their respective certificates of incorporation, memorandum of association or similar organizational document, (ii) each other corporate name since its organization, together with the date of the relevant change, (iii) any change in identity or corporate structure in any way within the past five years, (iv) all other names (including trade names or similar appellations) used by them or any of their divisions or other business units at any time during the past five years, (v) as to the Company and each of its U.S. Subsidiaries, the exact corporate taxpayer identification numbers and (vi) as to each other
Loan Party, each other corporate identification number:

             See Schedule 1(b)

                          SECTION 2. PERSONAL PROPERTY

         (a) CHIEF EXECUTIVE OFFICE. The following is a list of locations of the chief executive offices of the Company and each Domestic Subsidiary of the Company (on a state-by-state basis):

             See Schedule 2(a)

         (b) PRINCIPAL PLACE OF BUSINESS. The following is a list of locations of the principal places of business of the Company and each Domestic Subsidiary of the Company (on a state-by-state basis), that were not otherwise identified in Schedule 2(a):

             See Schedule 2(b)

         (c) PLACES OF BUSINESS. The following is a list of locations of places of business of the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties, that were not otherwise identified in Schedule 2(a) or 2(b):

             See Schedule 2(c)

         (d) RECEIVABLES AND GENERAL INTANGIBLES. The following is a list of locations where the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties maintain any books and records relating to any of the Collateral consisting of accounts, contract rights, chattel paper, general intangibles or mobile goods, that were not otherwise identified in Schedule 2(a), 2(b) or 2(c):

             See Schedule 2(d)

         (e) EQUIPMENT AND INVENTORY. The following is a list of locations of equipment and inventory owned by the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties (identify whether locations are (i) owned by such Loan Party, (ii) leased by another Loan Party or a Subsidiary thereof or (iii) public warehouses):

             See Schedule 2(e)

         (f) THIRD PARTIES RELATING TO EQUIPMENT AND INVENTORY. The following are the names and addresses of all persons other than the Loan Parties or their Subsidiaries (i) which have possession of any of the Equipment owned by Loan Parties or their Subsidiaries or (ii) which have possession or are intended to have possession of any of the Collateral (other than

Equipment), including, without limitation, lessees, consignees, warehouseman or purchasers of chattel paper:

             See Schedule 2(f)

                        SECTION 3. INTELLECTUAL PROPERTY

         (a) PATENTS AND PATENT APPLICATIONS. The following is a list of all United States and foreign patents registered or for which patent applications are pending in the name of the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties:

             See Schedule 3(a)

         (b) TRADEMARKS AND TRADEMARK APPLICATIONS. The following is a list of all trademarks registered or for which trademark applications are pending in the name of the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties:

             See Schedule 3(b)

         (c) COPYRIGHTS AND COPYRIGHT APPLICATIONS. The following is a list of all copyrights and copyright applications registered or for which copyright applications are pending in the name of the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties:

             See Schedule 3(c)

         (d) LICENSES. The following is a list of all patent, trademark (with respect to the Company and each Domestic Subsidiary of the Company, including all State trademarks, service marks and tradename registrations) and copyright licenses under which the Loan Parties, and every entity owned, in whole or in part, by any of the Loan Parties, are licensees:

             See Schedule 3(d)

         (e) SOFTWARE SYSTEMS. The following is a list of all software that is owned or licensed by the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties:

             See Schedule 3(e)

                            SECTION 4. REAL PROPERTY

         (a) FEE PROPERTIES. The following is a list of all real property owned in fee by the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties:

             See Schedule 4(a)

         (b) LEASED PROPERTIES. The following is a list of all real property leased by the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties:

             See Schedule 4(b)

                               SECTION 5. ACCOUNTS

         (a) DEPOSIT ACCOUNTS. The following is a list of all deposit accounts (including certificates and instruments evidencing such deposit accounts) held by the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties:

             See Schedule 5(a)

                        SECTION 6. MISCELLANEOUS PROPERTY

         (a) DEBT. The following is a list of all debt payable to the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties, including without limitation, all inter-company notes:

             See Schedule 6(a)

         (b) INVESTMENT PROPERTY. The following is a list of all "investment property" (as defined in the New York Uniform Commercial Code) (other than that which is listed on Schedule 1(a)) owned by the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties, including without limitation, (i) securities, such as stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit and mutual fund shares, (ii) security entitlements, such as the rights to any securities account and the financial assets held by a securities intermediary in such securities account and free credit balance or other money owing by any securities intermediary with respect to that amount, (iii) securities accounts,
(iv) commodity contracts and (v) commodity accounts (provide name of issuer, a description of the security and value):

             See Schedule 6(b)

         (c) AGREEMENTS. The following is a list of all agreements to which the Loan parties and every entity owned, in whole or in part, by any of the Loan Parties, is a party:

             See Schedule 6(c)

         (d) RECORDS. The following is a list of locations at which there exists, with respect to the Loan Parties and every entity owned, in whole or in part, by any of the Loan Parties, corporate or business records, customer lists, credit files, computer program printouts or other computer material and records:

             See Schedule 6(d)

         IN WITNESS WHEREOF, we have hereunto set our hand to this ___ day of June, 2001

                                                     GENRAD, INC.



                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:


ATTACHMENTS:

Schedule 1(a)              Subsidiaries
Schedule 1(b)              Names
Schedule 2(a)              Chief Executive Office
Schedule 2(b)              Principal Place of Business
Schedule 2(c)              Places of Business
Schedule 2(d)              Receivables and General Intangibles
Schedule 2(e)              Equipment and Inventory
Schedule 2(f)              Third Parties relating to Equipment and Inventory
Schedule 3(a)              Patents and Patent Applications
Schedule 3(b)              Trademarks and Trademark Applications
Schedule 3(c)              Copyrights and Copyright Applications
Schedule 3(d)              Licenses
Schedule 3(e)              Software Systems
Schedule 4(a)              Fee Properties
Schedule 4(b)              Leased Properties
Schedule 5(a)              Deposit Accounts
Schedule 6(a)              Debt
Schedule 6(b)              Investment Property
Schedule 6(c)              Agreements
Schedule 6(d)              Records

                                                                      EXHIBIT 99

                                  RISK FACTORS

WE EXPECT TO GENERATE A SIGNIFICANT PORTION OF OUR FUTURE REVENUES FROM SALES OF OUR PRODUCTS TO THE DISTRIBUTED POWER AND POWER QUALITY MARKETS, AND NO ASSURANCE CAN BE GIVEN THAT WE WILL REALIZE ANY OF THESE REVENUES.

         On-site distributed power and power quality solutions, such as fuel cells and microturbines, which utilize our products are relatively new methods of producing electricity and have not historically accounted for much revenue in the electricity generation market. We have no experience manufacturing large volumes of our products for mass marketed fuel cell and microturbine systems, and, as a result, we currently generate only limited revenues from these products. Additionally, the existing market for these alternative distributed power products is limited, and there can be no assurance that this market will develop or that our products will be demanded in sufficient quantities to generate our expected revenues. If any of the foregoing were to occur, we would not achieve our anticipated levels of profitability and growth, and we may have to refocus our business on other new or existing product lines.

WE CANNOT ASSURE MARKET ACCEPTANCE OR COMMERCIAL VIABILITY OF OUR DISTRIBUTED POWER AND POWER QUALITY PRODUCTS.

         We intend to continue to expand development of our products for the distributed power generation and power quality markets. However, we cannot assure you that manufacturers of these distributed power solutions will select our products to be incorporated into their solutions. Additionally, we cannot assure you that our customers products will realize market acceptance, that they will meet the technical demands of their end users or that they will offer cost-effective advantages over existing utilities. Our marketing efforts to date involve development contracts with several customers, identification of specific market segments of power and energy management systems and the continuation of marketing efforts of recently acquired businesses. We cannot know if our commercial marketing efforts will be successful in the future. Furthermore, we cannot assure you that our products, in their current form will be suitable for specific commercial applications or that further design modifications, beyond anticipated changes to accommodate different markets, will not be necessary. Additionally, we may not able to develop competitive products, our products may not receive market acceptance, and we may not be able to profitably compete in this market even if market acceptance is achieved. If our products do not gain market acceptance or commercial viability, we will not achieve our anticipated levels of profitability and growth.

WE HAVE NO EXPERIENCE MANUFACTURING PRODUCTS FOR DISTRIBUTED POWER AND POWER QUALITY SYSTEMS ON A COMMERCIAL BASIS.

         To date, we have focused primarily on research and development and have no experience manufacturing products for distributed power and power quality systems on a commercial basis. We have a semi-automated production line in our Marlborough, Massachusetts facility that we expect to be capable of producing up to 25,000 of our residential fuel cell power conversion systems annually. We are also continuing to develop our manufacturing capabilities and processes. We do not know whether or when we will able to fully develop efficient, low-cost manufacturing capability and processes that will enable us to meet the quality, price, engineering design and production standards of production volumes required to successfully mass market our distributed power and power quality products. Even if we are successful in developing our manufacturing capability and processes, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our customers.

WE HAVE RECENT AND ANTICIPATED OPERATING LOSSES.

         We have recorded net losses for the fiscal years ended September 30, 1995, 1996, 1997, 1998, 1999 and 2000 and for the quarters ended December 31, 2000, March 31, 2001 and June 30, 2001. In order to achieve profitability, we must achieve all or some combination of the following:

         - successfully compete in the market for distributed power and power quality products.

         - develop new products for our existing markets,

         - sell these products to existing and new customers,

         - increase gross margins through higher volumes and manufacturing efficiencies,

         - control our operating expenses, and

         - develop and manage our distribution capability.

         If our revenue does not increase significantly or the increase in our expenses is greater than expected, we may not achieve or sustain profitability or generate positive cash flow in the future. We cannot assure you that we will accomplish these objectives or be profitable in the future. We expect to continue to incur operating losses at least through fiscal year 2001, and we may never become profitable.

WE MAY NOT BE ABLE TO DEVELOP OR SELL OUR DISTRIBUTED POWER, POWER QUALITY AND OTHER PRODUCTS UNDER DEVELOPMENT.

         We have a number of potential products under development including our residential fuel cell power conversion system and the converter, inverter and controller contained in this conversion system. We face many technological challenges that we must successfully address to complete our development efforts. Our product development involves a high degree of risk and may require significant capital resources to enable us to be a low-cost, high-volume manufacturer of reliable products meeting our customers' needs. Returns to our investors are dependent upon successful development and commercialization of our potential products. For example, the successful development of our distributed power and power quality products will require significant investment in research and development before we can determine whether the development of our technology was successful and whether the resulting products will be commercially viable and accepted by the marketplace. In addition, many proposed products based on our technologies will require significant additional expenditures for research and development. We cannot assure you that any of the products we are developing, or those that we develop in the future, will be technologically feasible or accepted by the marketplace. Also, we cannot assure you that any of our product development will be completed on schedule, or at all and as a result, you may lose all or part of your investment.

WE ARE HEAVILY DEPENDENT ON CONTRACTS WITH THE U.S. GOVERNMENT, AND PARTICULARLY THE U.S. DEPARTMENT OF ENERGY, FOR REVENUE TO DEVELOP OUR DISTRIBUTED POWER AND POWER QUALITY PRODUCTS, AND THE LOSS OF ONE OF OUR GOVERNMENT CONTRACTS COULD PRECLUDE US FROM ACHIEVING OUR ANTICIPATED LEVELS OF GROWTH AND REVENUES.

         Our ability to develop and market our products is heavily dependent upon maintaining our U.S. government contract revenue and research grants. Most of our U.S. government contracts are funded incrementally on a year-to-year basis. Approximately 21% of our revenue during fiscal year 2000 was derived from government contracts and subcontracts. Any change in our relationship with the U.S. government or its agencies whether as a result of market economic, or competitive pressures, including any decision by the U.S. government to alter its commitment to our research and development efforts could harm our business and financial condition by depriving us of the resources necessary to develop our distributed power and power quality products. Furthermore, contracts with the U.S. government may be terminated or suspended by the U.S. government at any time, with or without cause. There can be no assurance that our U.S. government contracts will not be terminated or suspended in the future, or that contract suspensions or terminations will not result in unreimbursable expenses or charges or other adverse effects on us.

         The accuracy and appropriateness of our direct and indirect costs and expenses under our contracts with the U.S. government are subject to extensive regulation and audit by the Defense Contract Audit Agency or by other appropriate agencies of the U.S. government. These agencies have the right to challenge our cost estimates or allocations with respect to any such contract. Additionally, a substantial portion of the payments to us under U.S. government contracts are provisional payments that are subject to potential adjustment upon audit by such agencies. Adjustments that result from inquiries or audits of our contracts could have a material adverse impact on our financial condition or results of operations. Since our inception, we have not experienced any material adjustment as a result of any inquiries or audits, but there can be no assurance that our contracts will not be subject to material adjustments in the future.

         In the event that any of our government contracts are terminated for cause, it could significantly affect our ability to obtain future government contracts which could seriously harm our ability to develop our technologies and products. In addition, our participation in various government business programs depends upon our continuing eligibility under the regulations of the United States Small Business Administration. Qualification under these regulations is based upon the standard industrial classification of the product or service that is the subject of the program and the level of our revenues and the number of our employees. Although our current awards under government programs such as the Small Business Innovative Research, or SBIR, program and small business procurement set-asides and preferences will not be affected by increases in the level of our revenues or the number of our employees, as we grow, we may lose our ability to participate in these programs in the future. Under these circumstances, although we will still be able to participate in general government contract and cooperative agreement programs, we will lose our ability to benefit in the future from many of the programs in which we have historically participated. During our fiscal years ended September 30, 1999 and 2000, 11.9% and 5.8% respectively, of our revenues have been obtained under the SBIR program.

A SIGNIFICANT PORTION OF OUR REVENUE IS DERIVED FROM CONTRACTS WITH THE U.S. GOVERNMENT AND ITS AGENCIES OR FROM SUBCONTRACTS WITH THE U.S. GOVERNMENT'S PRIME CONTRACTORS, AND A SLOWDOWN IN GOVERNMENT SPENDING MAY ADVERSELY AFFECT OUR ABILITY TO OBTAIN ANTICIPATED REVENUES.

         Changes in government policies, priorities or funding levels through agency or program budget reductions by the U.S. Congress or executive agencies or the imposition of budgetary constraints could significantly impair or ability to achieve this level of revenue going forward. Any reductions or slowdowns in government spending could also severely inhibit our ability to successfully complete the development and commercialization of our products.

THE U.S. GOVERNMENT HAS CERTAIN RIGHTS RELATING TO OUR INTELLECTUAL PROPERTY.

         Many of our patents are the result of retaining ownership of inventions made under U.S. government-funded research and development programs. With respect to any invention made with government assistance, the government has a nonexclusive, nontransferable, irrevocable, paid-up license to use the technology or have the technology employed for or on behalf of the U.S. government throughout the world. Under certain conditions, the U.S. government also has "march-in rights." These rights enable the U.S. government to require us to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to responsible applicants, upon terms that are reasonable under the circumstances. If we refuse, the government can grant the license itself, provided that it determines that such action is necessary because we have not achieved practical application of the invention, or to alleviate health or safety needs, or to meet requirements for public use specified by federal regulations or, because products using such inventions are not being produced substantially in the United States. The exercise of these rights by the government could create potential competitors for us if we later determine to further develop the technologies and utilize the inventions in which the government has exercised these rights.

IF WE ARE UNABLE TO MAINTAIN OUR TECHNOLOGICAL EXPERTISE IN DESIGN AND MANUFACTURING PROCESSES, WE WILL NOT BE ABLE TO SUCCESSFULLY COMPETE.

         We believe that our future success will depend upon our ability to develop and provide distributed power and power quality products that meet the changing needs of our customers. This requires that we successfully anticipate and respond to technological changes in design and manufacturing processes in a cost-effective and timely manner. As a result, we continually evaluate the advantages and feasibility of new product design and manufacturing processes. We cannot, however, assure you that our process development efforts will be successful. The introduction of new products embodying new technologies and the emergence of shifting customer demands changing industry standards could render our existing products obsolete and unmarketable which would have a significant impact on our ability to generate revenue. Our future success will depend upon our ability to continue to develop and introduce a variety of new products and product enhancements to address the increasingly sophisticated needs of our customers. This will require us to continue to make substantial product development investments. We may experience delays in releasing new products and product enhancements in the future. Material delays in introducing new products or product enhancements may cause customers to forego purchases of our products and purchase those of our competitors.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE ARE UNABLE TO PROTECT OUR PATENTS AND PROPRIETARY TECHNOLOGY.

         We currently own 65 U.S. patents which expire between 2009 and 2019. We also have 13 patent applications pending with the U.S. Patent and Trademark Office. As a qualifying small business from our inception to date, we have retained commercial ownership rights to proprietary technology developed under various U.S. government contracts and grants.

         Our patent and trade secret rights are of significant importance to us and to our future prospects. Our ability to compete effectively against other companies in our industry will depend, in part, on our ability to protect our proprietary technology and systems designs relating to our distributed power and power quality products. Although we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. Further, our competitors may independently develop or patent technologies that are substantially equivalent or superior to ours. No assurance can be given as to the issuance of additional patents or, if so issued, as to their scope. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by us, it would be costly for us to pursue our rights in an enforcement action, it would divet funds and resources which otherwise could be used in our operations and there can be no assurance that we would be successful in enforcing our intellectual property rights. Because we intend to enforce our patents, trademarks and copyrights and protect our trade secrets, we may be involved from time to time in litigation to determine the enforceability, scope and validity of these rights. This litigation could result in substantial costs to us and divert efforts by our management and technical personnel. In addition, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country where we operate or sell our products.

WE MAY NOT BE ABLE TO MAINTAIN THE CONFIDENTIALITY OF OUR PROPRIETARY KNOWLEDGE.

         In addition to our patent rights, we also rely on treatment of our technology as trade secrets and upon confidentiality agreements, which all of our employees are required to sign, assigning to us all patent rights and technical or other information developed by the employees during their employment with us. We also rely, in part on contractual provisions to protect our trade secrets and proprietary knowledge. Our employees have also agreed not to disclose any trade secrets or confidential information without our prior written consent. These agreements may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of these agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and information could harm our business, results of operations and financial condition by adversely affecting our ability to compete in our markets.

OTHERS MAY ASSERT THAT OUR TECHNOLOGY INFRINGES THEIR INTELLECTUAL PROPERTY RIGHTS.

         We believe that we do not infringe the proprietary rights of others and, to date, no third parties have asserted an infringement claim against us, but we may be subject to infringement claims in the future. The defense of any claims of infringement made against us by third parties could involve significant legal costs and require our management to divert time from our business operations. If we are unsuccessful in defending any claims of infringement, we may be forced to obtain licenses or to pay royalties to continue to use our technology. We may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If we fail to obtain necessary licenses or other rights, or if these licenses are costly, our operating results may suffer either from reductions in revenues through our inability to serve customers or from increases in costs to license third-party technologies.

WE HAVE EXCLUSIVELY LICENSED OUR INTELLECTUAL PROPERTY RIGHTS FOR OUR FLYWHEEL TECHNOLOGY FOR STATIONARY, TERRESTRIAL APPLICATIONS TO OUR AFFILIATE, BEACON POWER CORPORATION, WHOM WE NO LONGER CONTROL, AND BEACON POWER'S DECISIONS REGARDING THE USE OR DEVELOPMENT OF THIS INTELLECTUAL PROPERTY MAY NOT BE IN OUR BEST INTEREST.

         In 1997, we granted Beacon Power a perpetual, worldwide, royalty-free, exclusive right and license to our flywheel technology for stationary, terrestrial applications. In the future, we may not agree with strategic decisions made by Beacon Power, including decisions relating to product development, marketing and market focus, and we will be unable to alter any strategic decisions with which we do not agree. There can be no assurance that Beacon Power will pursue market opportunities that complement our products in a timely manner, or at all. As a result even though we developed the technology used by Beacon Power, we may not be able to address the market demand for stationary, terrestrial flywheel energy storage systems unless we develop or license alternative technology to meet the needs of our customers. There can be no assurance that any alternative technology will be developed or will be available to us under a license on acceptable terms, or at all. In addition, we may not agree with the terms and conditions of any future Beacon Power financings. We anticipate that our economic stake in Beacon Power will continue to be substantially diluted in the future as Beacon Power obtains additional public or private funding to pursue its business plan.

WE CANNOT ASSURE MARKET ACCEPTANCE OR COMMERCIAL VIABILITY OF BEACON POWER'S STATIONARY FLYWHEEL ENERGY STORAGE SYSTEM OR ANY OF ITS OTHER PRODUCTS.

         The existing market for Beacon Power's alternative distributed power products is limited, and there can be no assurance that this market will develop or that Beacon Power's products will realize market acceptance or be demanded in sufficient quantities to generate anticipated revenues. Even if market acceptance is achieved, there can be no assurance that Beacon Power can profitably compete in this market. In addition, Beacon Power's products may not function as anticipated or may not compete effectively with other products produced by their competitors, and we cannot assure you that Beacon Power's products will meet the technical demands of their end users or that they will offer cost-effective advantages over existing technologies. If any of the foregoing were to occur, Beacon Power would not achieve its anticipated levels of profitability and growth which would diminish the value of our investment in Beacon Power.

         Many proposed products based on technologies owned by or licensed to Beacon Power will require significant additional capital expenditures for research and development. We cannot assure you that any of the products Beacon Power is developing, or those that they develop in the future, will be technologically feasible, suitable for specific commercial applications without design modifications beyond anticipated changes to accommodate different markets or accepted by the marketplace. In addition, we cannot assure you that Beacon Power's product development will be completed on schedule, or at all. If Beacon Power is unable to successfully develop and market, on a commercially viable basis, its flywheel products, the value of our investment in Beacon Power could be significantly diminished.

LOSS OF ANY OF OUR KEY PERSONNEL, AND PARTICULARLY OUR CHIEF EXECUTIVE OFFICER, COULD HURT OUR BUSINESS BECAUSE OF THEIR EXPERIENCE, CONTACTS AND TECHNOLOGICAL EXPERTISE.

         The loss of the services of one or several of our key employees or an inability to attract, train and retain qualified and skilled employees, specifically engineering and sales personnel, could result in the loss of customers or otherwise inhibit our ability to operate and grow our business successfully. In addition, our ability to successfully integrate acquired facilities or businesses depends, in part, on our ability to retain and motivate key management and employees hired by us in connection with these acquisitions. We are particularly dependent upon the services of David B. Eisenhaure, our president, chief executive officer, chairman of the board and founder, as a result of his business and academic relationships, understanding of government contracts and technical expertise. The loss of Mr. Eisenhaure's services would have a material adverse effect on our business and results of operations, including our ability to attract employees and obtain future contract research and development.

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WE EXPECT SIGNIFICANT COMPETITION FOR OUR PRODUCTS AND SERVICES.

         To date, we have faced only limited competition in providing research services, prototype development and custom and limited quantity manufacturing. We expect competition to intensify greatly as commercial applications increase for our products under development. Many of our competitors and potential competitors are well established and have substantially greater financial, research and development, technical, manufacturing and marketing resources than we do. Some of our competitors and potential competitors are much larger than we are. If these larger competitors decide to focus on the development of distributed power and power quality products. They have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of these products more quickly and effectively than we can. There can also be no assurance that current and future competitors will not develop new or enhanced technologies perceived to be superior to those sold or developed by us. There can be no assurance that we will be successful in this competitive environment.

PRICE INCREASES OF MATERIALS OR COMPONENTS USED BY US COULD ADVERSELY AFFECT THE VOLUME OF OUR SALES.

         We use materials and components obtained from third-party suppliers to manufacture many of our products. We expect this to continue as we increase our manufacturing capabilities and move into high volume production. If prices of materials and components that we use were to increase, we may not be able to afford them or to pass these costs on to our customers. In addition, if we were required to raise the price of our products as a result of increases in the price of materials or components that we use, demand for our products may decrease which would reduce our sales. To date, we have not entered into long-term contracts which fix prices or limit price increases for materials or components during the term of the contract, and we do not expect to do so in the future.

WE ARE DEPENDENT ON THIRD-PARTY SUPPLIERS FOR THE DEVELOPMENT AND SUPPLY OF KEY COMPONENTS FOR OUR PRODUCTS.

         From time to time, shipments can be delayed because of industry-wide or other shortages of necessary materials and components from third-party suppliers. A supplier's failure to develop and supply components in a timely manner, or to supply components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers.

LONG-TERM CONTRACTS ARE NOT TYPICAL IN OUR BUSINESS, AND REDUCTIONS, CANCELLATIONS OR DELAYS IN CUSTOMER ORDERS WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         We do not usually obtain long-term purchase orders or commitments from our customers. Instead, we work closely with our customers to develop non-binding forecasts of the future volume of orders. Customers may cancel their orders, change production quantities from forecasted volumes or delay production for a number of reasons beyond our control. Significant or numerous cancellations, reductions or delays in orders by our customers would reduce our net sales. From time to time we make capital investments in anticipation of future business opportunities like the significant investment we made to install a semi-automated production line in our Marlborough, Massachusetts facility for residential fuel cell power conversion systems. There can be no assurance that we will receive the anticipated business that supports these investments. If we are unable to obtain this anticipated business, we may not be able to successfully compete in our markets.

IF WE EXPERIENCE A PERIOD OF SIGNIFICANT GROWTH OR EXPANSION, IT COULD PLACE A SUBSTANTIAL STRAIN ON OUR RESOURCES.

         If we are successful in obtaining rapid market penetration of our products, we will be required to deliver large volumes of quality products or components to our customers and licensees on a timely basis and at reasonable costs to us. We have limited experience in delivering large volumes of our products and have limited capacity to meet wide-scale production requirements. We cannot assure you that our efforts to expand our manufacturing and quality assurance activities will be successful, that we will be able to satisfy large-scale commercial production on a timely and cost-effective basis or that growth will not strain our management, operational and technical resources.

We will also be required to continue to improve our operational, management and financial systems and controls to meet anticipated growth. Failure to manage our growth could damage our relationships with our customers and our investors and be extremely costly to try to resolve.

WE MAY NEED ADDITIONAL FINANCING FOR OUR FUTURE CAPITAL NEEDS AND MAY NOT BE ABLE TO RAISE ADDITIONAL FUNDS ON TERMS ACCEPTABLE TO US, OR AT ALL.

         If we are unable to increase our revenues and achieve positive cash flow, we will need to raise additional funds. We may also need additional financing if we:

         - need additional cash to fund research and development costs of products currently under developments,

         - decide to expand faster than currently planned,

         - develop new or enhanced services or products ahead of schedule,

         - need to respond to competitive pressures, or

         - decide to acquire complementary products, businesses or technologies.

         We cannot assure you that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs which would significantly limit our ability to implement our business plan. In addition, we may have to issue securities that may have rights, preferences and privileges senior to our common stock.

WE INTEND TO PURSUE STRATEGIC ACQUISITIONS, AND FAILURE TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES OR ASSETS MAY ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

         A component of our business strategy is to seek the acquisition of businesses, products, assets and technologies that complement or augment our existing businesses, products, assets and technologies. Since 1997, we have expanded our business and capabilities through the acquisition of seven businesses and intellectual property, tooling and other assets from another entity.

         Acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory approvals, including antitrust approvals. We cannot assure you that we will be able to successfully identify acquisition candidates or complete future acquisitions. We cannot assure you that we will be able to operate acquired businesses profitably or otherwise implement our growth strategy successfully. The successful combination of companies in a rapidly changing industry such as ours may be more difficult to accomplish than in other industries. Our ability to integrate any newly acquired entities will require us to continue to improve our operational, financial and management information systems and to motivate and effectively manage our employees. If our management is unable to manage growth effectively, the quality of our products, our ability to identify, hire and retain key personnel and our results of operations could be materially and adversely affected.

         Although successfully completing future acquisitions is an important part of our overall business strategy, any future acquisitions that we make could result in:

         - difficulty in integrating our operations, technologies, systems, products and services with those of the acquired facility,

         - difficulty in operating in foreign countries, in the case of acquisitions that we make outside the United States, and over significant geographical distances,

         - diversion of our capital and our management's attention away from other business issues.

         - an increase in our expenses and our working capital requirements,

         - potential loss of our key employees and customers of facilities or businesses we acquire, and

         - financial risks, such as:

           - potential liabilities of the facilities and businesses we acquire,

           - our need to incur additional indebtedness, and

           - dilution if we issue additional equity securities.

OUR BUSINESS COULD BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

         Our business exposes us to potential product liability claims which are inherent in the manufacturing, marketing and sale of our products, and we may face substantial liability for damages resulting from the faulty design or manufacture of products or improper use of products by end users. We currently maintain a low level of product liability insurance, and there can be no assurance that this insurance will provide sufficient coverage in the event of a claim. Also, we cannot predict whether we will be able to maintain such coverage on acceptable terms at all, or that a product liability claim would not harm our business or financial condition. In addition, negative publicity in connection with the faulty design or manufacture of our products would adversely affect our ability to market and sell our products.

WE ARE SUBJECT TO A VARIETY OF ENVIRONMENTAL LAWS THAT EXPOSE US TO POTENTIAL FINANCIAL LIABILITY.

         Our operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of these materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource, Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Because we use hazardous materials in our manufacturing processes, we are required to comply with these environmental laws. In addition, because we generate hazardous wastes, we, along with any other person who arranges for the disposal of our wastes, may be subject to potential financial exposure for costs associated with an investigation and any remediation of sites at which we have arranged for the disposal of hazardous wastes if those sites become contaminated and even if we fully comply with applicable environmental laws. In the event of a violation of environmental laws, we could be held liable for damages and for the costs of remedial actions. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with any violation.

BUSINESSES AND CONSUMERS MIGHT NOT ADOPT ALTERNATIVE DISTRIBUTED POWER SOLUTIONS AS A MEANS FOR OBTAINING THEIR ELECTRICITY AND POWER NEEDS.

         On-site distributed power generation solutions, such as fuel cell and microturbine products, which utilize our products provide an alternative means for obtaining electricity and are relatively new methods of obtaining electricity and other forms of power that businesses and consumers may not adopt at levels sufficient to sustain our business. Traditional electricity distribution is based on the regulated industry model whereby businesses and consumers obtain their electricity from a government regulated utility. For alternative methods of distributed power to succeed, businesses and consumers must adopt new purchasing practices and must be willing to rely less upon traditional means of purchasing electricity, and market participants must be willing to produce products for alternative methods of power distribution. We cannot assure you that businesses, consumers or market participants will choose to utilize or service this on-site distributed power market at levels sufficient to sustain our business. The development of a mass market for our products may be impacted by many factors which are out of our control, including:

         - market acceptance of fuel cell and microturbine systems that incorporate our distributed power and power quality products,

         - the cost competitiveness of fuel cell and microturbine systems that incorporate our distributed power and power quality products,

         - the future costs of natural gas, propane and other fuels used by our customers' products versus future costs of other forms of fuel and/or power,

         - consumer reluctance to try a new product,

         - consumer perceptions regarding the safety of our customers' products,

         - regulatory requirements, and

         - the emergence of newer, more competitive technologies and products.

         If a mass market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop these products.

A MASS MARKET FOR HYBRID-ELECTRIC VEHICLES MAY NEVER DEVELOP OR MAY TAKE LONGER TO DEVELOP THEN WE ANTICIPATE.

         If a mass market fails to develop or develops more slowly than we anticipate for hybrid-electric automobiles, we may be unable to recover the expenditures we will have incurred to develop our products and may be unable to achieve profitability in that portion of our business which could negatively impact our overall profitability. Many factors which are out of our control may have a negative effect on the development of a mass market for our hybrid-electric vehicle components. These factors include:

         - the competitiveness of alternative fuel vehicles,

         - the availability, future costs and safety of hydrogen, natural gas or other potential alternative fuels,

         - consumer reluctance to adopt alternative fuel products,

         - original equipment manufacturer reluctance to replace current technology,

         - consumer perceptions,

         - regulatory requirements, and

         - the emergence of newer, breakthrough technologies and products by our competitors in the alternative fuel vehicle market.

THE DISTRIBUTED POWER GENERATION INDUSTRY MAY BECOME SUBJECT TO FUTURE GOVERNMENT REGULATION WHICH MAY IMPACT OUR ABILITY TO MARKET OUR PRODUCTS.

         We do not believe that our products will be subject to existing federal and state regulations governing traditional electric utilities and other regulated entities. We do believe that our products will be subject to oversight and regulation at the local level in accordance with state and local ordinances relating to building codes, safety pipeline connections and related matters. This regulation may depend, in part, upon whether an on-site distributed power system is placed outside or inside a home. At this time, we do not know which jurisdictions, if any, will impose regulations upon our products. We also do not know the extent to which any existing or new regulations may impact our ability to sell and service our products. Once our customers' products reach the commercialization stage and they begin distributing systems to their target markets, federal, state or local government entities may seek to impose regulations. Any new government regulation of our products, whether at the federal, state or local level, including any regulations relating to installation and servicing of our products, may increase our costs and the price of our products and may have a negative impact on our revenue and profitability.

UNCERTAINTIES AND ADVERSE TRENDS AFFECTING THE DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY OR ANY OF OUR MAJOR CUSTOMERS MAY HARM OUR OPERATING RESULTS.

         The growth of our distributed power generation business depends in large part on the continued deregulation of the electric utility industry. Existing utility companies, which have historically operated without competition, may attempt to deter or delay the deregulation process. In addition, our customers may not be able to compete effectively against existing utility companies in a deregulated market. Changes in federal and state regulation may also have the effect of deterring further investment in research and development of alternative energy sources, including fuel cells and microturbines. Any changes in the deregulation process or procedures, the inability of our customers to compete effectively against existing utility companies or changes in federal or state regulation which deter further investment in alternative energy sources would significantly limit the demand for our products and our ability to generate anticipated levels of revenue.

OUR SHARE PRICE HAS BEEN SUBJECT TO EXTREME PRICE FLUCTUATIONS.

         The markets for equity securities in general, and for those of other companies in our industry, have been volatile, and the market price of our common stock, which is traded on the Nasdaq National Market under the symbol SATC, may be subject to significant fluctuations. This could be in response to operating results, announcements of technological innovations or new products by us, our competitors or our customers, patent or proprietary rights developments and market conditions for distributed energy and high technology stocks in general. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may adversely affect the market price of our common stock. Past fluctuations have coincided with fluctuations of other public companies in the alternative energy sector, market responses to national issues, public release of information regarding the introduction of new products, the award of significant contracts, analyst downgrades of our projected stock price and investment community enthusiasm for the alternative energy sector. There can be no assurance that the trading price of our common stock will remain at or near its current level.

OUR QUARTERLY OPERATING RESULTS ARE SUBJECT TO FLUCTUATIONS, AND IF WE FAIL TO MEET THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, OUR SHARE PRICE MAY DECREASE SIGNIFICANTLY.

         Our annual and quarterly results may vary significantly depending on various factors, many of which are beyond our control and may not meet the expectations of securities analysts or investors. If this occurs, the price of our stock could decline. Past material quarterly fluctuations have been caused by:

         - variations in the timing and volume of customer orders relative to our manufacturing capacity and staffing levels,

         - the timing of our expenditures in anticipation of future orders,

         - introduction and market acceptance of our customers' new products, and

         - the level of research and development expenses incurred by us which are unreimbursed.

         Future quarterly fluctuations could be caused by these factors and:

         - our effectiveness in managing our manufacturing processes,

         - changes in competitive and economic conditions generally or in our customers' markets,

         - the timing of, and the price we pay for, acquisitions and related integration costs,

         - changes in the cost or availability of components or skilled labor, and

         - general economic conditions.

         Because our operating expenses are based on anticipated revenue levels, our sales cycle for development work is relatively long and a high percentage of our expenses are fixed for the short term, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter.

EXISTING STOCKHOLDERS CAN EXERT CONSIDERABLE CONTROL OVER US.

         Our officers and directors, and their affiliates, beneficially hold over one-third of our outstanding shares of common stock, a majority of which is beneficially held by Mr. Eisenhaure, our president, chief executive officer, chairman of the board and founder. If all of these stockholders were to vote together as a group, they would have the ability to exert significant influence over our board of directors and its policies. As a practical matter, Mr. Eisenhaure may have the ability to elect our directors and to determine the outcome of corporate actions requiring stockholder approval, including votes concerning director elections, bylaw amendments and possible mergers, corporate control contests and other significant corporate transactions, irrespective of how some of our other stockholders may vote. Accordingly, such concentration of ownership may have the effect of delaying, deterring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a lender offer or otherwise attempting to obtain control of us, which in turn could have an adverse effect on the market price of our common stock.

WE COULD ISSUE ADDITIONAL COMMON STOCK, WHICH MIGHT DILUTE THE BOOK VALUE OF OUR COMMON STOCK.

         We have authorized 50,000,000 shares of our common stock, of which 16,539,597 shares were issued and outstanding as of August 9, 2001. Our board of directors has the authority, without action or vote of our stockholders, to issue all or part of any authorized but unissued shares. Such stock issuances may be made at a price which reflects a discount from the then-current trading price of our common stock. These issuances would dilute your percentage ownership interest, which will have the effect of reducing your influence on matters on which our stockholders vote, and might dilute the book value of our common stock. You may incur additional dilution of net tangible book value if holders of stock options, whether currently outstanding or subsequently granted, exercise their options or if warrantholders exercise their warrants to purchase our common stock.

THE SALE OF LARGE NUMBERS OF SHARES OF OUR COMMON STOCK COULD DEPRESS OUR STOCK PRICE.

         In addition, as of July 31, 2001, we have reserved 3,496,621 shares of common stock for issuance upon exercise of stock options and warrants and 473,500 shares for future issuances under our stock plans. As of July 31, 2001, holders of warrants and options to purchase an aggregate of 705,050 shares of our common stock may exercise those securities and transfer the underlying common stock at any time subject, in some cases, to Rule 144. In accordance with registration rights that we have granted to various individuals and entities requiring us to register their shares for public resale, we also have resale registration statements in effect registering 4,935,322 shares of our common stock. The market price of our common stock could decline as a result of sales of large number of shares of our common stock in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities in the future at a price that we think is appropriate, or at all.

PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW MAY DELAY, DETER OR PREVENT THE ACQUISITION OF SATCON, WHICH COULD DECREASE THE VALUE OF YOUR SHARES.

         Some provisions of our certificate of incorporation and bylaws may delay, deter or prevent a change in control of SatCon or a change in our management that you as a stockholder may consider favorable. These provisions include:

         - authorizing the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares and deter a takeover attempt,

         - a classified board of directors with staggered, three-year terms, which may lengthen the time required to gain control of our board of directors,

         - prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates, and

         - limitations on who may call special meetings of stockholders.

         In addition, Section 203 of the Delaware General Corporation Law and provisions in some of our stock incentive plans may delay, deter or prevent a change in control of SatCon. These provisions serve to limit the circumstances in which a premium may be paid for our common stock in proposed transactions, or where a proxy contest for control of our board may be initiated. If a change of control or change in management is delayed, deterred or prevented, the market price of our common stock could suffer.